UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Amedisys, Inc. (the “Company”) held its annual meeting of stockholders on Thursday, June 2, 2016. At the annual meeting, the Company’s stockholders voted on three proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following ten directors for a term of one year. There were 1,777,311 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Linda J. Hall, PhD	29,112,781	132,473
Julie D. Klapstein	29,113,410	131,844
Paul B. Kusserow	29,081,934	163,320
Ronald A. LaBorde	27,810,323	1,434,931
Richard A. Lechleiter	29,110,319	134,935
Jake L. Netterville	29,052,463	192,791
Bruce D. Perkins	29,111,082	134,172
Jeffrey A. Rideout, MD	29,112,760	132,494
Donald A. Washburn	28,782,630	462,624
Nathaniel M. Zilkha	23,586,989	5,658,265

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
30,831,740	180,716	10,109

Proposal 3. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers. There were 1,777,311 broker non-votes with respect to the proposal.

For	Against	Abstain
26,670,433	2,540,608	34,213

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow President and Chief Executive Officer

DATE: June 3, 2016